SECOND AMENDMENT TO SCHEDULE A

of

ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 24th day of September, 2007 amends that certain administration agreement, dated as of July 1, 2006, as amended June 27, 2007, between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust (each, a “Fund” and together the “Funds”) and Phoenix Equity Planning Corporation, a Connecticut Corporation (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, the Trusts and the Funds wish to amend Schedule A of the Administration Agreement.

NOW, THEREFORE, in consideration of the foregoing premise, Schedule A to the Administration Agreement is hereby replaced with Schedule A attached hereto and made a part hereof. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

PHOENIX ADVISER TRUST

PHOENIX ASSET TRUST

PHOENIX EQUITY SERIES FUND

PHOENIX EQUITY TRUST

PHOENIX INSIGHT FUNDS TRUST

PHOENIX INSTITUTIONAL MUTUAL FUNDS

PHOENIX INVESTMENT SERIES FUND

PHOENIX INVESTMENT TRUST 06

PHOENIX INVESTMENT TRUST 97

PHOENIX OPPORTUNITIES TRUST

PHOENIX SERIES FUND

PHOENIX STRATEGIC EQUITY SERIES FUND

By:	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:	Senior Vice President

PHOENIX EQUITY PLANNING CORPORATION

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary

APPENDIX A

Phoenix Adviser Trust

Phoenix Focused Value Fund

Phoenix Asset Trust

Phoenix Rising Dividends Fund

Phoenix Small-Mid Cap Fund

Phoenix Equity Series Fund

Phoenix Growth & Income Fund

Phoenix Equity Trust

Phoenix Mid-Cap Value Fund

Phoenix Value Opportunities Fund

Phoenix Insight Funds Trust

Phoenix Insight Balanced Fund

Phoenix Insight Bond Fund

Phoenix Insight Core Equity Fund

Phoenix Insight Emerging Markets Fund

Phoenix Insight Equity Fund

Phoenix Insight Government Money Market Fund

Phoenix Insight High Yield Bond Fund

Phoenix Insight Index Fund

Phoenix Insight Intermediate Government Bond Fund

Phoenix Insight Intermediate Tax-Exempt Bond Fund

Phoenix Insight Money Market Fund

Phoenix Insight Short/Intermediate Bond Fund

Phoenix Insight Small-Cap Growth Fund

Phoenix Insight Small-Cap Opportunity Fund

Phoenix Insight Small-Cap Value Fund

Phoenix Insight Tax-Exempt Bond Fund

Phoenix Insight Tax-Exempt Money Market Fund

Phoenix Institutional Mutual Funds

Phoenix Institutional Bond Fund

Phoenix Low-Duration Core Plus Bond Fund

Phoenix Investment Series Fund

Phoenix Income & Growth Fund

Phoenix Investment Trust 06

Phoenix All-Cap Growth Fund

Phoenix Small-Cap Growth Fund

Phoenix Investment Trust 97

Phoenix Quality Small-Cap Fund

Phoenix Small-Cap Sustainable Growth Fund

Phoenix Small-Cap Value Fund

Phoenix Opportunities Trust

Phoenix Bond Fund

Phoenix CA Tax-Exempt Bond Fund

Phoenix Core Bond Fund

Phoenix Diversifier PHOLIO

Phoenix Emerging Markets Bond Fund

Phoenix Foreign Opportunities Fund

Phoenix Global Utilities Fund

Phoenix Growth Opportunities Fund

Phoenix High Yield Fund

Phoenix International Real Estate Securities Fund

Phoenix International Strategies Fund

Phoenix Market Neutral Fund

Phoenix Money Market Fund

Phoenix Multi-Sector Fixed Income Fund

Phoenix Multi-Sector Short Term Bond Fund

Phoenix Real Estate Securities Fund

Phoenix Wealth Accumulator PHOLIO

Phoenix Wealth Builder PHOLIO

Phoenix Wealth Guardian PHOLIO

Phoenix Worldwide Strategies Fund

Phoenix Series Fund

Phoenix Balanced Fund

Phoenix Capital Growth Fund

Phoenix Mid-Cap Growth Fund

Phoenix Strategic Equity Series Fund

Phoenix Dynamic Growth Fund

Phoenix Strategic Growth Fund